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                                                                     EXHIBIT 4.1

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                                    HCA INC.

                                 WITH AND INTO

                          HCA - THE HEALTHCARE COMPANY

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                         Pursuant to Section 253 of the
              General Corporation of Law of the State of Delaware

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     HCA - The Healthcare Company, a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of HCA Inc., a Delaware corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation under the name of HCA
Inc.:

     FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

     SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

     THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on May 24, 2001, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

          WHEREAS, HCA - The Healthcare Company, a Delaware corporation (the "Company") owns all of the outstanding shares of the capital stock of HCA Inc., a Delaware corporation (the "Subsidiary"); and

          WHEREAS, the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware;



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          NOW, THEREFORE, BE IT

          RESOLVED, that the Subsidiary be merged with and into the Company (the "Merger");

          RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Company shall remain unchanged and continue to remain outstanding as one share of common stock of the Company, held by the person who was the holder of such share of common stock of the Company immediately prior to the Merger;

          RESOLVED FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof;

          RESOLVED FURTHER, that the certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article First thereof shall be amended to read in its entirety as follows:

          FIRST: The name of the corporation is HCA INC.

          RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.

     FOURTH: The Company shall be the surviving corporation of the Merger. The name of the surviving corporation shall be amended in the Merger to be "HCA Inc."

     FIFTH: The certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of


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incorporation of the surviving corporation, except that Article First thereof shall be amended to read in its entirety as follows:

          FIRST: The name of the corporation is HCA INC.

     SIXTH: The effective time and date of the Merger shall be 12:01 a.m., Eastern Time, on July 1, 2001.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 29th day of June, 2001.



                            By:  /s/ John M. Franck II
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                                 Name: John M. Franck II
                                 Office: Vice President and Corporate Secretary






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